Exhibit 99.1
News Release

FREYR Battery Reports Third Quarter 2022 Results

New York, Oslo, and Luxembourg, November 14, 2022, FREYR Battery (NYSE: FREY) (“FREYR” or the “company”), a developer of clean, next-generation battery cell production capacity, today reported financial results for the third quarter of 2022.
Highlights of the third quarter 2022 and subsequent events:
•On November 11th, FREYR announced the selection and purchase of the site for the company’s Giga America clean battery manufacturing project in Coweta County, Georgia. The project is expected to be developed in multiple phases beginning with an initial battery cell production module of approximately 34 GWh at a preliminarily estimated capital investment of $1.7 billion. Giga America is supported by a combined state and local incentive package of more than $410 million over the multiple phase life of the project.
•In August 2022, FREYR executed a joint venture agreement with Nidec Corporation (TSE: 6594) (“Nidec”), which included complete terms for a follow-on sales agreement, to supply 38 GWh of LFP Li-Ion battery cells from 2025 - 2030, with options to increase the volume to 50 GWh and to extend the contract beyond 2030. The joint venture will combine FREYR’s clean, next-generation battery cells with Nidec’s expertise as a global leader in the ESS business and will produce modules and packs and generate integrated downstream ESS solutions for industrial and utility grade customers.
•During the third quarter, a package of 24M Technologies (“24M”) sample cells was sent to a leading laboratory for testing on behalf of a customer. The sample cells exhibited top quartile energy density performance for LFP graphite batteries and demonstrated very strong safety characteristics.
•In October, FREYR announced a supply chain partnership with ITOCHU Corporation (TSE: 8001) under which ITOCHU will serve as a direct materials supplier for FREYR’s procurement and supply chain operations. The partners intend to establish decarbonized and localized supply chains as FREYR develops its Giga-scale clean battery production.
•FREYR announced a license and services agreement with Aleees (TWSE: 5227) in October. The agreement, which includes ongoing services and support from Aleees, provides FREYR with a worldwide license to produce and sell LFP cathode material based on Aleees’ technology, and to build production facilities leveraging Aleees’ industrial expertise.
“We are excited with the progress FREYR demonstrated to support our industrialization plan during and subsequent to the third quarter, which included the start of our Giga America project development, securing our first binding long-term sales agreement with Nidec, and completing the initial stage of the project financing process for Giga Arctic” remarked Tom Einar Jensen, FREYR’s Co-Founder and CEO. “With the selection and purchase of the Giga America site now concluded, FREYR is moving rapidly and decisively to advance our strategic goal to become an industrialization partner of choice in the clean battery space on both sides of the Atlantic.”
“Looking through to the fourth quarter and 2023, our team is focused on meeting the key milestones that will further validate the 24M platform, unlock project financing for Giga Arctic, enable strategic capital formation, drive additional sales agreements, and facilitate accelerated development of Giga America,” concluded Jensen.

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Business Update
•FREYR is working through the diligence phase of its project financing process for Giga Arctic in cooperation with its mandated lead arrangers, Export Credit Agencies (“ECAs”) and Multinational Development Financial Institution (“MDFI”) partners after a successful market sounding phase completed in the third quarter. FREYR is targeting conditional credit approvals in 1Q 2023 and financial closing upon satisfying conditions precedent thereafter.
•The CQP project team continues to work with FREYR’s key vendors to coordinate and finalize deliveries, perform acceptance tests, and commission critical path production equipment with the ambition to reach first sample cell production in 1Q 2023.
•FREYR’s traction with potential customers outside of the ESS market is accelerating. The company is currently engaged in advanced discussions to secure FREYR’s first electric commercial mobility COA, in addition to detailed conversations with major OEMs to forge potential long-term strategic partnerships and cell supply agreements.
•FREYR is intensifying and broadening its financing efforts to support the expected capital commitments for the Giga America project in parallel with the ongoing construction of Giga Arctic in Mo i Rana, Norway; the evaluation of highly value accretive potential upstream and downstream modules in the Nordic region and the U.S.; and the continued development of FREYR’s organization.
•FREYR’s teams continue to progress development of the supply chain in accordance with the company’s long-term strategy to decarbonize and localize key raw materials sourcing and upstream applications. FREYR has secured approximately two-thirds of the raw materials volumes required for Giga Arctic through 2028 and is on track to develop a localized and decarbonized LFP cathode facility in the Nordic region. The company is also evaluating options to co-locate an LFP plant at the Giga America complex in Coweta County, Georgia.
•In accordance with the initiation of Giga America product development, FREYR has purchased the zoned 368 acres site at the Bridgeport Industrial Park in Coweta Country, Georgia with options for further expansion. The development of Giga America positions FREYR to meet the rapidly growing customer demand for Energy Storage Systems (“ESS”) applications with U.S.-based conditional offtake partners and to leverage the expected financial and strategic benefits of the recently passed Inflation Reduction Act (“IRA”).
•FREYR finalized its previously announced long-term physical supply agreement with Statkraft, Europe's largest producer of renewable energy, which secures hydropower renewable electricity for Giga Arctic and the Customer Qualification Plant on globally competitive terms.
Results Overview, Financing and Liquidity
•FREYR reported a net loss for the third quarter of 2022 of $93.9 million or $(0.80) per diluted share compared to a net loss for the third quarter 2021 of $45.4 million or $(0.42) per diluted share. The net loss in the third quarter of 2022 was due in part to a non-cash $70.3 million loss on the fair value adjustment to our warrant liability. This adjustment can vary materially from period-to-period based on several factors, including changes to FREYR’s stock price.
•As of September 30, 2022, FREYR had cash, cash equivalents, and restricted cash of $418.6 million.

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Business Outlook
FREYR is focused on advancing the following strategic mandates and milestones over the next 12 months:
•Finalize production equipment deliveries and acceptance tests and meet the targeted start and ramp of sample cell production at the CQP in 1Q 2023. The capability to produce sample cells from the CQP is expected to accelerate customer dialogues, fortify FREYR’s competitive position, demonstrate the scalability of the 24M manufacturing process, and satisfy key technical performance milestones.
•Drive strategic capital formation and meet the conditions precedent to close the Giga Arctic project financing in H1 2023.
•Accelerate the development of the Giga America project by undertaking and completing detailed plant engineering; applying to the U.S. DOE for a financial assistance package; and working with FREYR’s project teams and key technical personnel at 24M to replicate the major elements of the Giga Arctic project.
•Develop FREYR’s organizational, financial, and technical capabilities to optimize parallel development of Giga Arctic and Giga America while the company evaluates value-accretive upstream and downstream project opportunities.
•Progress discussions that will further FREYR’s ambition to be an industrial scaling partner of choice for leading complementary technology platforms that target distinct and additional end market applications across the ESS, passenger EV, and commercial electric mobility markets.
•Continue to broaden and augment FREYR’s value proposition with the intention to maximize sustainable long-term shareholder value and enhance the company’s competitive position. Key objectives in accordance with this strategy are to continue to forge new strategic and financial partnerships that advance the company’s industrialization plan and capital formation.
Presentation of Third Quarter 2022 Results
A presentation will be held today, November 14, 2022, at 7:30 am Eastern Standard Time (1:30 pm Central European Time) to discuss financial results for the third quarter 2022. The results and presentation material will be available for download at https://ir.freyrbattery.com.
To access the conference call, listeners should contact the conference call operator at the appropriate number listed below approximately 10 minutes prior to the start of the call.
Participant conference call dial-in numbers:
United Kingdom: 020 3936 2999
United States: 1 (646) 664 1960
All other locations: +44 20 3936 2999
The participant passcode for the call is: 303285
A webcast of the conference call will be broadcast simultaneously at https://streams.eventcdn.net/freyer/2022q3 on a listen-only basis. Please log in at least 10 minutes in advance to register and download any necessary software.
A replay of the webcast will be available at https://ir.freyrbattery.com/events-and-presentations/Events-Calendar/default.aspx

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About FREYR Battery
FREYR Battery aims to provide industrial scale clean battery solutions to reduce global emissions. Listed on the New York Stock Exchange, FREYR’s mission is to produce green battery cells to accelerate the decarbonization of energy and transportation systems globally. FREYR has commenced building the first of its planned factories in Mo i Rana, Norway and announced potential development of industrial scale battery cell production in Vaasa, Finland, and the United States. FREYR intends to deliver a minimum of 50 GWh of battery cell capacity by 2025, over 100 GWh of annual capacity by 2028, and over 200 GWh of annual capacity by 2030. To learn more about FREYR, please visit www.freyrbattery.com.
Investor contact:
Jeffrey Spittel
Vice President, Investor Relations
jeffrey.spittel@freyrbattery.com
Tel: (+1) 281-222-0161
Media contact:
Katrin Berntsen
Vice President, Communication and Public Affairs
katrin.berntsen@freyrbattery.com
Tel: (+47) 920 54 570
Cautionary Statement Concerning Forward-Looking Statements
The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, including, without limitation, statements regarding the development, construction, timeline, capacity, and other usefulness of FREYR’s CQP, Giga Arctic, and other planned or future production facilities or Gigafactories in the U.S. (collectively, the “FREYR Facilities”); Giga America’s initial battery cell production module of approximately 34 GWh; the progress and expected outcomes of FREYR’s industrialization plans and capital formation; the expected benefits and progress of any value-accretive upstream and downstream project opportunities; the ability to secure critical path production equipment for the FREYR Facilities in a timely manner; the construction of FREYR’s CQP and its anticipated acceptance tests in H1 2023, as well as the targeted start and ramp up of sample cell production in 1Q 2023; the progress and development of FREYR’s strategic and financial partnerships; FREYR’s ability to convert any conditional agreements into definitive agreements; the progress and development of FREYR’s joint ventures and partnerships; exploration of or progress toward additional debt or equity capital raises, including securing financial support, such as loan guarantees and debt financing support from governments and other entities, to fund FREYR’s planned expansion; FREYR’s ability to advance strategic initiatives to further its aspirations to become an industrial partner of choice in the clean battery space; FREYR’s commitment to accelerating its development plans in the U.S. based on the financial incentives attendant to the proposed Inflation Reduction Act or from any state or local governments; the expectation that the sample cells from the CQP will accelerate customer dialogues, fortify FREYR’s competitive position, demonstrate the scalability of the 24M manufacturing process, and satisfy key technical performance milestones; the progress of securing project financing credit support from ECAs and MDFIs; FREYR’s timeline of the project financing process for Giga Arctic; the progress of discussions that will further FREYR’s ambition to be a scaling partner of choice for leading parallel technology platforms that target distinct and complimentary end market applications across the ESS, passenger EV, and commercial electric mobility spaces; the advancement of FREYR’s augmented value proposition strategy and the ability to meet its key objectives in accordance with this strategy; FREYR’s intention to maximize sustainable long-term shareholder value and enhance its competitive position; FREYR’s intention to establish decarbonized and localized supply chains; and the attainment of operational milestones are forward looking statements.
These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from the expected results. Most of these factors are outside FREYR’s control and are difficult to predict. Additional information about factors that could materially affect FREYR is set forth under the “Risk Factors” section in (i) FREYR’s Registration Statement on Form S-3 filed with the Securities and Exchange
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Commission (the “SEC”) on September 1, 2022, and (ii) FREYR’s annual report on Form 10-K filed with the SEC on March 9, 2022, available on the SEC’s website at www.sec.gov.
Except as otherwise required by applicable law, FREYR disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Should underlying assumptions prove incorrect, actual results and projections could differ material from those expressed in any forward-looking statements.
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FREYR BATTERY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)
(Unaudited)

	September 30, 2022	December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$416,431	$563,956
Restricted cash	2,160	1,671
Prepaid assets	9,397	15,882
Other current assets	9,317	1,282
Total current assets	437,305	582,791

Property and equipment, net	90,392	21,062
Convertible note	20,498	20,231
Equity method investments	1,807	2,938
Right-of-use asset under operating leases	12,730	—
Other long-term assets	9	11
Total assets	$562,741	$627,033

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,795	$3,813
Accrued liabilities and other	34,026	15,077
Accounts payable and accrued liabilities - related party	799	3,316
Deferred income	1,306	1,380
Share-based compensation liability	8,227	2,211
Total current liabilities	47,153	25,797

Warrant liability	94,712	49,124
Operating lease liability	9,933	—
Long-term share-based compensation liability	—	6,627
Total liabilities	151,798	81,548

Commitments and contingencies

Shareholders’ equity:
Ordinary share capital, no par value, 245,000 ordinary shares authorized and 116,854 issued as of both September 30, 2022 and December 31, 2021 and 116,704 and 116,854 ordinary shares outstanding as of September 30, 2022 and December 31, 2021, respectively	116,854	116,854
Additional paid-in capital	540,561	533,418
Treasury stock	(1,052)	—
Accumulated other comprehensive (loss) income	(17,071)	(524)
Accumulated deficit	(228,349)	(104,263)
Total shareholders' equity	410,943	545,485

Total liabilities and shareholders' equity	$562,741	$627,033
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FREYR BATTERY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In Thousands, Except per Share Amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Operating expenses:
General and administrative	$25,124	$30,057	$77,888	$46,245
Research and development	3,253	5,257	9,194	11,209
Equity in losses from investee	668	—	1,131	—
Total operating expenses	29,045	35,314	88,213	57,454
Loss from operations	(29,045)	(35,314)	(88,213)	(57,454)

Other income (expense):
Warrant liability fair value adjustment	(70,292)	(11,173)	(45,588)	(11,173)
Redeemable preferred shares fair value adjustment	—	—	—	75
Convertible note fair value adjustment	(224)	—	267	—
Interest income	71	51	132	59
Interest expense	(11)	(1)	(43)	(1)
Foreign currency transaction gain	4,325	1,015	5,415	827
Other income, net	1,326	3	3,944	2,325
Total other income (expense)	(64,805)	(10,105)	(35,873)	(7,888)
Loss before income taxes	(93,850)	(45,419)	(124,086)	(65,342)
Income tax expense	—	—	—	—
Net loss	$(93,850)	$(45,419)	$(124,086)	$(65,342)

Weighted average ordinary shares outstanding - basic and diluted	116,704	108,713	116,795	61,467
Net loss per share - basic and diluted	$(0.80)	$(0.42)	$(1.06)	$(1.06)

Other comprehensive loss:
Net loss	$(93,850)	$(45,419)	$(124,086)	$(65,342)
Foreign currency translation adjustments	(9,089)	(558)	(16,547)	(324)
Total comprehensive loss	$(102,939)	$(45,977)	$(140,633)	$(65,666)

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FREYR BATTERY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Nine months ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(124,086)	$(65,342)
Adjustments to reconcile net loss to cash used in operating activities:
Share-based compensation expense	9,280	14,367
Depreciation	298	54
Reduction in the carrying amount of right-of-use assets	1,096	—
Warrant liability fair value adjustment	45,588	11,173
Redeemable preferred shares fair value adjustment	—	(74)
Convertible note fair value adjustment	(267)	—
Equity in losses from investee	1,131	—
Foreign currency transaction net unrealized gain	(4,864)	—
Other	—	(54)
Changes in assets and liabilities:
Prepaid assets	4,054	(6,065)
Other current assets	(11,113)	(236)
Accounts payable and accrued liabilities	5,692	8,365
Accounts payable and accrued liabilities - related party	820	738
Other current liabilities	(2)	—
Deferred income	182	1,431
Operating lease liability	(802)	—
Net cash used in operating activities	(72,993)	(35,643)

Cash flows from investing activities:
Proceeds from property related grants	10,461	—
Purchases of property and equipment	(77,687)	(4,099)
Investments in equity method investee	(3,000)	—
Purchases of other long-term assets	—	(12)
Net cash used in investing activities	(70,226)	(4,111)

Cash flows from financing activities:
Repurchase of treasury shares	(1,052)	—
Proceeds from Business Combination	—	70,836
Proceeds from PIPE Investment	—	600,000
Issuance cost	—	(26,334)
Payments for the Norway Demerger	—	(3,002)
Proceeds from issuance of redeemable preferred shares	—	7,500
Net cash (used in) provided by financing activities	(1,052)	649,000

Effect of changes in foreign exchange rates on cash, cash equivalents, and restricted cash	(2,765)	(730)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(147,036)	608,516
Cash, cash equivalents, and restricted cash at beginning of period	565,627	14,945
Cash, cash equivalents, and restricted cash at end of period	$418,591	$623,461

Reconciliation to consolidated balance sheets:
Cash and cash equivalents	$416,431	$622,582
Restricted cash	2,160	879
Cash, cash equivalents, and restricted cash	$418,591	$623,461
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